Exhibit 10.29

FIRST AMENDMENT TO

EMPLOYMENT AGREEMENT

This First Amendment to Employment Agreement (“First Amendment”) is made by and between Inteliquent, Inc. (referred to herein as the “Company”) and Kurt Abkemeier (the “Executive”).   This First Amendment is made as of February 23, 2015.

BACKGROUND

A.The Company and Executive entered into an Employment Agreement dated January 20, 2014 (as amended, the “Agreement”).

B.The parties wish to amend the Agreement to reflect the following change.

THE AGREEMENT

The parties agree as follows:

1.Definitions.  All capitalized terms not defined in this First Amendment have the same meanings given to those terms in the Agreement.

2.The first sentence of Section 2.2 of the Agreement is hereby deleted in its entirety and replaced with the following:

The Executive will be eligible to receive an annual bonus in respect of each calendar year during the term of this Agreement in the form of a cash payment of sixty percent (60%) of Executive’s base salary in the applicable calendar year (or such greater or lesser percentage as the Board may determine).

3.Section References.  Section titles used in this First Amendment have no substantive meaning and are not a part of the parties’ agreement.

4.Successors and Assigns.  This First Amendment is binding upon and inures to the benefit of the successors and permitted assigns of the parties.

5.Entire Agreement.  Except as expressly modified by this First Amendment, the Agreement is and will remain in full force and effect in accordance with its terms and constitutes the legal and binding obligations of the Company and Executive.  This First Amendment, including the Agreement, is the complete agreement of the parties and supersedes any prior agreements or representations, whether oral or written, with respect to the subject matter of this First Amendment

The Company and Executive have executed this First Amendment as of the date first set forth above.

Inteliquent, Inc.		Kurt Abkemeier

By:	/s/ Richard Monto	By:	/s/ Kurt Abkemeier
Name:	Richard Monto
Title:	General Counsel and Corporate Secretary